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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


                              WACHOVIA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                              SUNTRUST BANKS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


   1) Title of each class of securities to which transaction applies:

________________________________________________________________________________


   2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________


   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________


   4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________


   5) Total fee paid:

________________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

________________________________________________________________________________

   2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________

   3) Filing Party:

________________________________________________________________________________

   4) Date Filed:

________________________________________________________________________________


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This filing contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust Banks, Inc. and Wachovia Corporation, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause SunTrust's results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

THE FOLLOWING PROXYGRAM WILL BE SENT TO CERTAIN SHAREHOLDERS OF WACHOVIA CORPORATION.

 .Return Address
PROXY SERVICES
51 MERCEDES WAY
EDGEWOOD, NY  11717
 .Text


                                                                   July 27, 2001

                              SUNTRUST BANKS, INC.

Dear Wachovia Shareholder:

                  The deadline for voting on the First Union merger proposal is just a few days away. Unless you plan on attending the Shareholders' Meeting in Winston-Salem, this is probably your last chance to vote. In our view, voting down the First Union merger proposal is a win-win-win situation - whether through a sale to SunTrust, a renegotiated higher price from First Union or an even better offer from another bidder.

                  We believe the First Union merger will cost you real and measurable value. SunTrust's proposal is currently worth about $915 million more in total value, based on July 26 closing market prices. In other words, SunTrust's proposal is worth about $4.50 per share more than First Union's.

                  To determine how much more SunTrust's offer means to you in additional value, just multiply the number of Wachovia shares you own by $4.50. For example, if you own 1,000 Wachovia shares, that represents an additional $4,500 in real value.

                  In addition, SunTrust's proposal provides you with a simpler and better dividend. Historically, SunTrust's dividend rate has increased every year since its formation in 1985, while First Union cut its dividend by 50% earlier this year.

                  Not only does SunTrust's proposal offer substantially higher value and a simpler and better dividend, but First Union has a history of destroying value in mergers. IN FIRST UNION'S LAST THREE MAJOR ACQUISITIONS - SIGNET, CORESTATES AND THE MONEY STORE - SHAREHOLDERS WOULD HAVE DONE BETTER BY SELLING THEIR SHARES AND PUTTING THE MONEY UNDER THEIR MATTRESS THAN BY HOLDING ON TO FIRST UNION'S STOCK.

                  PROTECT YOUR INVESTMENT. VOTE "AGAINST" THE FIRST UNION MERGER PROPOSAL TODAY. Even if you previously voted in favor of the merger, you still can change your vote. Since time is short and your vote important, we have established a method for you to vote by toll-free telephone call. Simply follow the instructions below.

                                                     Sincerely,

                                                     L. Phillip Humann
                                                     Chairman, President and
                                                     Chief Executive Officer

If you have questions in voting your shares, please contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, at 1-877-750-9501.


      TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY ARE
                         AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1. Call Toll-Free 1-877-880-9547, anytime, day or night.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8092/SunTrust Banks, Inc.


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3. State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                           Name:              NA.1
                           Broker:            Broker
                           Control Number:    ControlNum
                           Number of Shares:  NumShares

5. Give the operator your voting preferences, using the proxy text below.


            This Proxy is Solicited on Behalf of SunTrust Banks, Inc.
                    in Opposition to the Solicitation by the
                           Wachovia Board of Directors
                  for Use at the Annual Meeting of Shareholders
                             of Wachovia Corporation
                          to be Held on August 3, 2001

The undersigned shareholder of Wachovia Corporation ("Wachovia") hereby appoints Theodore J. Hoepner and John W. Spiegel and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock, par value $5.00 per share, of Wachovia which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Wachovia to be held on August 3, 2001 and at any adjournments, postponements, continuations or reschedulings thereof (the "Annual Meeting"), with all the powers the undersigned would possess if personally present at the Annual Meeting, as directed below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF NO DIRECTION IS INDICATED FOR ITEM 1, THIS PROXY WILL BE VOTED AGAINST APPROVAL OF THE WACHOVIA/FIRST UNION PLAN OF MERGER. IF NO DIRECTION IS INDICATED ON ITEMS 2 OR 3, THIS PROXY WILL ABSTAIN FROM VOTING WITH RESPECT TO THOSE ITEMS.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED WITH RESPECT TO THE MATTERS COVERED HEREBY.

             SUNTRUST RECOMMENDS THAT YOU VOTE AGAINST ITEM 1 BELOW

1. Approval of the plan of merger contained in the Agreement and Plan of Merger, dated April 15, 2001, and amended and restated, between Wachovia Corporation, a North Carolina corporation, and First Union Corporation, a North Carolina corporation.

    (  )  AGAINST          (  ) FOR               (  ) ABSTAIN

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2.  Election of directors of Wachovia Corporation

    James S. Balloun     Peter C. Browning       W. Hayne Hipp
           Lloyd U. Noland, III     Dona Davis Young

    *INSTRUCTION: (To withhold authority to vote for any individual nominee, give that individual's name to the operator.)

    (  ) FOR all nominees    (  ) WITHHOLD AUTHORITY   (  ) ABSTAIN
         listed (except as        for all nominees
         indicated)*              listed

3. Ratification of the appointment of Ernst & Young LLP as Wachovia Corporation's independent auditors for the year 2001.

    (  ) FOR             (  ) AGAINST            (  ) ABSTAIN

4. The proxies are authorized to vote in their discretion upon all such other matters as may properly come before the Annual Meeting.


Please give your name to the operator exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership name by authorized person(s).


           If you need assistance in voting your shares, please call
            Innisfree M&A Incorporated, SunTrust's proxy solicitor,
                           Toll-free at 1-877-750-9501


On May 14, 2001 SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other relevant documents at the SEC's Internet web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust, 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753).